                                                                     Exhibit 5.2

July 11, 2001
                                                                 OUR FILE NUMBER
                                                                       126,205-6

                                                            WRITER'S DIRECT DIAL
                                                                    310-246-6799

CBRE Holding, Inc.                                       WRITER'S E-MAIL ADDRESS
909 Montgomery Street                                              rlowe@omm.com
Suite 400
San Francisco, CA 94133

          Re:  CB Richard Ellis 401(k) Plan
               ----------------------------

Gentlemen:

          In connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") submitted by CBRE Holding, Inc. (the "Company") to the Securities and Exchange Commission with respect to the Class A Common Stock and Options to acquire Class A Common Stock of the Company, you have requested our opinion as to whether the provisions of the written documents constituting the CB Richard Ellis 401(k) Plan, as amended and restated (the "Plan"), comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended. We consent to the use of this opinion as an exhibit to the Registration Statement.

          It is our understanding that the amended and restated Plan, adopted on May 21, 1996 and amended on November 25, 1996, July 27, 1997 and August 28, 1997, received a favorable determination letter, dated February 19, 1998, from the Internal Revenue Service (the "Service") that the Plan satisfies applicable requirements of the Internal Revenue Code, including the Tax Reform Act of 1986. It is our further understanding that the amended and restated Plan, adopted on July 6, 2001, will be submitted to the Service for a new determination letter no later than December 31, 2001, and that the Plan sponsor will agree to make any amendments requested by the Service as a condition for the issuance of a favorable determination letter.

          Based on the foregoing, and our examination of the written documents constituting the Plan, it is our opinion that the form of the amended and restated Plan, as adopted on July 6, 2001, satisfies the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended. Our opinion and any determination letter issued by the Service covers only the form of the Plan and does not address whether in operation the Plan is qualified.

                                        Respectfully submitted,

                                        /s/ O'Melveny & Meyers LLP